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                                                               EXHIBIT NO. 10.20

                                 (WEST (R) LOGO)

TO:     JAMES F. RICHARDS
FROM:   NANCEE BERGER
DATE:   FEBRUARY 11, 2005
RE:     2005 COMPENSATION PLAN - EXHIBIT A
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The compensation plan for 2005 while you are employed as President of West Asset
Management, Inc. is below:

1.   Your base salary will be $300,000.00.

     You are eligible to receive up to a $300,000 annual performance bonus for meeting your plan objective in Net Operating Income before corporate allocations. The percent of plan achieved will apply to this bonus calculation, but will not exceed a total of $400,000 for the year. Up to $56,250 of this bonus will be available to be paid quarterly and trued up annually.

     In addition, if West Corporation achieves its publicly stated 2005 Net Income range provided in December 2004, you will be eligible to receive an additional one-time bonus of $50,000. This bonus is not to be combined or netted together with any other bonus set forth in this agreement.

     You will be paid the amount due for any quarterly bonuses within thirty
     (30) days after the quarter ends, except for the 4th Quarter and annual true-up amounts which will be paid no later than February 28, 2006.

2. All objectives are based upon West Asset Management, Inc. and West Corporation's operations and will not include profit and income derived from mergers, acquisitions, joint ventures, stock buybacks or other non-operating income unless specifically and individually approved by West Corporation's Compensation Committee.

3. At the discretion of executive management, you may also receive an additional bonus based on your individual performance. This bonus is not to be combined or netted together with any other bonus set forth in this agreement.


                                        /s/ James F. Richards
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                                        Employee - James F. Richards